UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

FSP 50 SOUTH TENTH STREET CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52551	20-5530367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200 Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Franklin Street Properties Corp. (“FSP”) is a Maryland corporation and holder of the sole share of the common stock, $0.01 par value per share, of FSP 50 South Tenth Street Corp. (the “Company”). In connection with FSP’s announcement that it will no longer sponsor the syndication of shares of preferred stock in newly-formed single property companies as set forth in that certain letter (the “Letter”) from FSP to holders of preferred stock of the Company, dated December 15, 2011, the Company (i) removed William W. Gribbell and R. Scott MacPhee as Executive Vice Presidents of the Company, effective December 15, 2011 and (ii) removed Mr. Gribbell and Mr. MacPhee from the Company’s board of directors without cause, effective December 15, 2011. The Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	FSP 50 SOUTH TENTH STREET CORP.
By:	/s/ George J. Carter
George J. Carter President

Exhibit Index

Number	Item

99.1	Letter from Franklin Street Properties Corp. to holders of preferred stock of the Company dated December 15, 2011